EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding 8% Senior Notes due 2018
in Exchange for
New 8% Senior Notes due 2018
which have been registered under the Securities Act of 1933, as amended of

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.

Registered holders of outstanding 8% Senior Notes due 2018 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 8% Senior Notes due 2018 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date (as defined in the Letter of Transmittal), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” and “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

U.S. BANK NATIONAL ASSOCIATION

By Mail:	By Facsimile:	By Hand or Overnight Delivery:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.
(651) 495-8158

For Information or
Confirmation by Telephone:
(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated          , 2010 of Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. (the “Prospectus”), pursuant to the terms of the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name and
	Address of	Certificate Number(s)
	Registered Holder	of Outstanding
	as it	Notes Tendered
	appears on	(or Account
	the Outstanding	Number at	Principal Amount
	Notes	Book —	Outstanding
Name of Tendering Holder	(Please Print)	Entry Facility)	Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: Address: (Zip Code) Area Code and Telephone No.:	(Authorized Signature) Title: Name: (Please Type or Print) Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF
GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD ONLY BE SENT
WITH YOUR LETTER OF TRANSMITTAL.

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